Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Stock Incentive Plan of Freeport-McMoRan Inc. of our reports dated February 14, 2025, with respect to the consolidated financial statements and schedule of Freeport-McMoRan Inc. and the effectiveness of internal control over financial reporting of Freeport-McMoRan Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Phoenix, Arizona
June 17, 2025